At RFMD(R)		At The Financial Relations Board
Doug DeLieto	Dean Priddy	Joe Calabrese
VP, Investor Relations	CFO	Vice President
336-678-7088	336-678-7975	212-827-3772

FOR IMMEDIATE RELEASE

July 27, 2010

RFMD® ACHIEVES 29% YEAR-OVER-YEAR GROWTH IN REVENUE

AND 236% YEAR-OVER-YEAR INCREASE IN OPERATING INCOME

Delivers Record Non-GAAP Operating Income Of $51.7 Million And Free Cash Flow Of $46 Million

Company Highlights:

  Executes On Key Customer Diversification Initiatives, Growing Revenue Outside RFMD’s Largest Customer By 18.3% Sequentially
  Increases Revenue 29% Year-Over-Year And 5% Sequentially To $273.8 Million
  Achieves GAAP Operating Income Of $40.6 Million And EBITDA Of $62.2 Million; Non-GAAP Operating Income Expands To A Record $51.7 Million
  Delivers GAAP Diluted EPS Of $0.10 And Non-GAAP Diluted EPS Of $0.16
  Generates Approximately $46 Million In Quarterly Free Cash Flow and $189 Million In Trailing 12 Month Free Cash Flow
  Retires $110 Million Of Convertible Notes ($10 Million Recorded In June Quarter And $100 Million To Be Recorded In September Quarter)

GREENSBORO, N.C., July 27, 2010 – RF Micro Devices, Inc. (Nasdaq GS: RFMD), a global leader in the design and manufacture of high-performance radio frequency components and compound semiconductor technologies, today reported financial results for its fiscal 2011 first quarter, ended July 3, 2010. RFMD’s quarterly revenue increased 29% year-over-year and 5% sequentially to $273.8 million.  On a GAAP basis, gross margin equaled 37.4%, quarterly operating income totaled $40.6 million, and quarterly net income was $28.1 million, or $0.10 per diluted share.  On a non-GAAP basis, gross margin equaled 39.2%, quarterly operating income totaled a record $51.7 million, and quarterly net income was a record $44.3 million, or $0.16 per diluted share.

RFMD Strategic Highlights:

  Demand was strong for both the cellular products group (CPG) and multi-market products group (MPG), with both product groups achieving year-over-year and sequential revenue growth
  RFMD achieved key customer diversification initiatives during the quarter, with sales to customers outside RFMD’s largest customer growing by approximately 77% year-over-year and adding $270 million in annualized incremental revenue
  RFMD’s product development engine continued to execute to plan, delivering 92 new and derivative products for diverse market segments including SmartEnergy, high-performance WiFi, 3G/4G wireless infrastructure, fixed and mobile broadband, and 3G/4G smart phones

  RFMD secured major design wins during the quarter, including handset and smart phone platforms, SmartEnergy, high-power GaN and 4G wireless infrastructure applications at new and existing customers expected to ramp to volume beginning in calendar 2011

GAAP RESULTS
(in millions, except
percentages and per	Q1 Fiscal	Q4 Fiscal	Change		Q1 Fiscal	Change
share data)	2011	2010	vs. Q4 2010		2010	vs. Q1 2010
Revenue	$273.8	$260.8	5.0%		$212.5	28.8%
Gross Margin	37.4%	37.7%	(0.3)	ppt	34.8%	2.6	ppt
Operating Income	$40.6	$36.6	$4.0		$12.1	$28.5
Net Income	$28.1	$26.7	$1.4		$4.8	$23.3
Diluted EPS	$0.10	$0.10	$-		$0.02	$0.08

NON-GAAP RESULTS (excluding share-based compensation, amortization of intangibles, integration charges, manufacturing start-up costs, gain on retirement of convertible subordinated notes, restructuring charges, loss on PP&E, other non-cash expenses, non-cash interest expense on convertible subordinated notes and tax adjustments)

(in millions, except
percentages and per	Q1 Fiscal	Q4 Fiscal	Change		Q1 Fiscal	Change
share data)	2011	2010	vs. Q4 2010		2010	vs. Q1 2010
Gross Margin	39.2%	39.6%	(0.4)	ppt	37.0%	2.2	ppt
Operating Income	$51.7	$47.7	$4.0		$24.0	$27.7
Net Income	$44.3	$43.8	$0.5		$18.9	$25.4
Diluted EPS	$0.16	$0.16	$-		$0.07	$0.09

Business Outlook

RFMD currently believes the demand environment in its end markets remains strong and supports the following expectations and projections:

  RFMD currently expects September quarterly results will be in line with June quarterly results

  RFMD expects to continue ramping new customer programs to offset declining end-of-life legacy products

  RFMD currently expects fiscal 2011 cash taxes will increase to $26-$28 million, compared to $14.1 million in fiscal 2010, reflecting RFMD’s improved profitability
  RFMD currently expects fiscal 2011 free cash flow will be consistent with fiscal 2010 free cash flow of $177 million
  RFMD currently expects to achieve a positive net cash position as early as the September quarter
  RFMD currently expects revenue growth to accelerate in fiscal 2012 as major programs at new and existing customers ramp into volume production

RFMD’s actual quarterly and annual results may differ from these expectations and projections, and such differences may be material.

Comments From Management

Bob Bruggeworth, president and CEO of RFMD, said, “RFMD’s markets are expanding quickly with the deployment of broadband data across both fixed and mobile networks.  This is accelerating the demand for always-on mobile data and for the exciting new devices and applications that connect us to our data and to each other.

“RFMD is a major beneficiary of these secular trends.  We benefit as fixed broadband infrastructure is deployed, as demand grows for these mobile broadband devices, and as these devices increasingly offer more modes of wireless connectivity.  Over the past four quarters RFMD has outpaced the market, expanding sales and diversifying our customer base significantly to drive strong earnings and cash flow.  On the strength of our product leadership and diversification initiatives, we believe we’ve secured the major design wins that will power the next wave of our revenue growth.”

Dean Priddy, CFO and vice president of administration of RFMD, said, “RFMD is currently on track to grow revenue and achieve double-digit earnings growth this fiscal year.  We have made significant progress in broadening our customer base and generating superior free cash flow, which has strengthened our balance sheet and given us the flexibility to fund our growth strategies.  We are on an annualized run rate exceeding last year’s free cash flow of $177 million, and we are very confident in our ability to achieve a positive net cash position sooner than originally anticipated.

“Looking forward, we are forecasting continued strong free cash flow, and our potential future uses of cash include share buybacks, additional bond repurchases and incremental investment in our growth.”

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), RFMD's earnings release contains the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, (iv) non-GAAP net income per diluted share, (v) non-GAAP operating expenses (research and development, marketing and selling and general and administrative), (vi) free cash flow, (vii), EBITDA, (viii) return on invested capital (ROIC), and (ix) net debt or positive net cash.  Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the "Reconciliation of GAAP to Non-GAAP Financial Measures" tables on page 9 and the "Additional Selected Non-GAAP Financial Measures And Reconciliations" tables on pages 10 and 11.

In managing RFMD's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures.  In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce unit costs with the goal of increasing gross margin and operating margin.  In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and marketing programs. In addition, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management.  We have chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in RFMD's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of RFMD's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of RFMD's results of operations and the factors and trends affecting RFMD's business.  However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of RFMD's operations, are outlined below:

Non-GAAP gross profit and gross margin.  Non-GAAP gross profit and gross margin exclude share-based compensation expense, amortization of intangible assets, other non-cash expenses and adjustments for restructuring and integration charges.  We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating RFMD's historical performance and projected costs and the potential for realizing cost efficiencies.  We believe that the majority of RFMD's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating RFMD's business.  In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established.  Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of share-based compensation expense assists management and investors in evaluating the period-over-period performance of RFMD's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of RFMD during the period in which the expense is incurred and generally is outside the control of management.  Moreover, we believe that the exclusion of share-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of share-based compensation to RFMD's gross profit and gross margins and other financial measures in comparison to both prior periods as well as to its competitors.  We also believe that the adjustments to profit and margin related to other non-cash expenses and restructuring and integration charges do not constitute part of RFMD's ongoing operations and therefore the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance.  We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income and operating margin.  Non-GAAP operating income and operating margin exclude share-based compensation expense, amortization of intangible assets, other non-cash expenses, restructuring and integration charges, loss on PP&E and start-up costs.  We believe that presentation of a measure of operating income and operating margin that excludes amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin.  We believe that other non-cash expenses, restructuring and integration charges, loss on PP&E and start-up costs do not constitute part of RFMD’s ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance.  We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of share-based compensation expense, amortization of intangible assets, other non-cash expenses, restructuring and integration charges, loss on PP&E, start-up costs, gain on retirement of convertible subordinated notes, non-cash interest expense on convertible subordinated notes and also reflect an adjustment of income taxes for cash basis. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP research and development, marketing and selling and general and administrative expenses. Non-GAAP research and development, marketing and selling and general and administrative expenses exclude share-based compensation expense, amortization of intangible assets, other non-cash expenses and restructuring and integration charges. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that other non-cash expenses and restructuring and integration charges do not constitute part of RFMD’s ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Free cash flow. RFMD defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA.  RFMD defines EBITDA as earnings before interest expense and interest income, income tax expenses, depreciation and intangible amortization.  Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).  The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in our equipment term loan agreement.  The definition of EBITDA as used in the loan agreement is further adjusted for certain cash and non-cash charges, including stock compensation expense, and is used to determine compliance with financial covenants.

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations’ use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of cash taxes, by average invested capital.  Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus the par value of RFMD’s convertible subordinated notes due 2012 and 2014. Management believes that net debt or positive net cash provides useful information regarding the level of RFMD’s indebtedness by reflecting cash and investments that could be used to repay debt.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP net income per diluted share, free cash flow, EBITDA, non-GAAP ROIC and net debt or positive net cash, as compared to the most directly comparable GAAP financial measures of gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities are (i) they may not be comparable to similarly titled measures used by other companies in RFMD's industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities.

RF Micro Devices will conduct a conference call at 5:00 p.m. EDT today to discuss today’s press release.  The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.rfmd.com (under “Investors”).  A telephone playback of the conference call will be available approximately one hour after the call’s completion by dialing 303-590-3030 and entering pass code 4326183.

About RFMD

RF Micro Devices, Inc. (Nasdaq GS: RFMD) is a global leader in the design and manufacture of high-performance radio frequency components and compound semiconductor technologies. RFMD's products enable worldwide mobility, provide enhanced connectivity and support advanced functionality in the cellular handset, wireless infrastructure, wireless local area network (WLAN), CATV/broadband and aerospace and defense markets. RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world's leading mobile device, customer premises and communications equipment providers.

Headquartered in Greensboro, N.C., RFMD is an ISO 9001- and ISO 14001-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD's web site at www.rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in operating results, risks associated with the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, our reliance on a few large customers for a substantial portion of our revenue, the rate of growth and development of wireless markets, our ability to bring new products to market, our reliance on inclusion in third party reference designs for a portion of our revenue, our ability to manage channel partner and customer relationships, risks associated with the operation of our wafer fabrication, molecular beam epitaxy, assembly and test and tape and reel facilities, our ability to complete acquisitions and integrate acquired companies, including the risk that we may not realize expected synergies from our business combinations, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, raw material costs and availability, our ability to reduce costs and improve margins in response to declining average selling prices, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on gallium arsenide (GaAs) for the majority of our products, dependence on third parties, and substantial reliance on international sales and operations. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES® and RFMD® are trademarks of RFMD, LLC. All other trade names, trademarks and registered trademarks are the property of their respective owners.

# # #

Financial Tables To Follow

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	July 3, 2010	June 27, 2009
Total revenue	$273,842	$212,540

Costs and expenses:
Cost of goods sold	171,435	138,539
Research and development	36,101	35,633
Marketing and selling	14,368	13,568
General and administrative	11,070	11,212
Other operating expense	309	1,537

Total costs and expenses	233,283	200,489

Operating income	40,559	12,051
Other expense	(4,541)	(4,197)

Income before income taxes	$36,018	$7,854
Income tax expense	(7,903)	(3,070)

Net income	$28,115	$4,784

Net income per share, diluted	$0.10	$0.02

Weighted average outstanding diluted shares	277,933	269,302

RF MICRO DEVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except percentages and per share data)

(Unaudited)

	Three Months Ended
	July 3, 2010	April 3, 2010	June 27, 2009

GAAP operating income	$40,559	$36,639	$12,051
Share-based compensation expense	5,311	5,047	4,137
Amortization of intangible assets	4,615	4,750	4,716
Restructuring charges related to fiscal 2009 strategic restructuring and adverse macroeconomic conditions	205	117	1,982
Other expenses (restructuring, loss on PP&E, integration, start-up costs and other non-cash expenses)	999	1,131	1,136
Non-GAAP operating income	51,689	47,684	24,022

GAAP net income	28,115	26,728	4,784
Share-based compensation expense	5,311	5,047	4,137
Amortization of intangible assets	4,615	4,750	4,716
Restructuring charges related to fiscal 2009 strategic restructuring and adverse macroeconomic conditions	205	117	1,982
Other expenses (restructuring, loss on PP&E, integration, start-up costs, and other non-cash expenses)	999	1,131	1,136
Gain on retirement of convertible subordinated notes	-	-	(1,949)
Non-cash interest expense on convertible subordinated notes	4,414	4,316	4,279
Tax adjustments	684	1,717	(229)

Non-GAAP net income	44,343	43,806	18,856
Plus: Income impact of assumed conversions for interest on 1.50% convertible notes	15	37	596
Non-GAAP net income plus assumed conversion of notes- Numerator for diluted income per share	$44,358	$43,843	$19,452

GAAP weighted average outstanding diluted shares	277,933	275,986	269,302
Adjustments:
Assumed conversion of 1.5% convertible notes	-	-	27,130
Non-GAAP weighted average outstanding diluted shares	277,933	275,986	296,432

Non-GAAP net income per share, diluted	$0.16	$0.16	$0.07

	Three Months Ended
	July 3, 2010		April 3, 2010		June 27, 2009
GAAP gross margin	$102,407	37.4%	$98,429	37.7%	$74,001	34.8%
Adjustment for intangible amortization	3,514	1.3%	3,651	1.4%	3,596	1.7%
Adjustment for share-based compensation	960	0.3%	895	0.3%	484	0.3%
Other expenses (restructuring, integration and other non-cash expenses)	508	0.2%	427	0.2%	458	0.2%
Non-GAAP gross margin	$107,389	39.2%	$103,402	39.6%	$78,539	37.0%

 RF MICRO DEVICES, INC. AND SUBSIDIARIES

ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(In thousands, except percentages)
(Unaudited)

Three Months Ended
Non-GAAP Operating Income	July 3, 2010
(as a percentage of sales)

GAAP operating income	14.8%
Share-based compensation expense	1.9%
Amortization of intangible assets	1.7%
Restructuring charges related to fiscal 2009 strategic restructuring and adverse macroeconomic conditions	0.1%
Other expenses (restructuring, loss on PP&E, integration, start-up costs and other non-cash expenses)	0.4%
Non-GAAP operating income	18.9%

	Three Months Ended
	July 3, 2010	April 3, 2010	June 27, 2009
GAAP research and development expense	$36,101	$35,484	$35,633
Less:
Share-based compensation expense	1,343	1,386	1,045
Amortization of intangible assets	14	12	33
Other expenses (restructuring, integration and other non-cash expenses)	384	-	321
Non-GAAP research and development expense	$34,360	$34,086	$34,234

	Three Months Ended
	July 3, 2010	April 3, 2010	June 27, 2009
GAAP marketing and selling expense	$14,368	$14,461	$13,568
Less:
Share-based compensation expense	1,198	1,213	1,043
Amortization of intangible assets	1,087	1,087	1,087
Other expenses (restructuring, integration and other non- cash expenses)	3	-	9
Non-GAAP marketing and selling expense	$12,080	$12,161	$11,429

	Three Months Ended
	July 3, 2010	April 3, 2010	June 27, 2009
GAAP general and administrative expense	$11,070	$10,887	$11,212
Less:
Share-based compensation expense	1,810	1,553	1,565
Other expenses (restructuring, integration)	-	(136)	19
Non-GAAP general and administrative expense	$9,260	$9,470	$9,628

 RF MICRO DEVICES, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
 (Unaudited)

Free Cash Flow (1)	Three Months Ended
July 3, 2010
(In millions)

Net cash provided by operating activities	$53
Purchases of property and equipment	(7)
Free Cash Flow	$46

 (1)   Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

EBITDA (2)	Three Months Ended
July 3, 2010
(In millions)

Net Income	$28.1
Interest	5.1
Income Tax Expense	7.9
Depreciation	16.5
Amortization	4.6
EBITDA	$62.2

(2)  EBITDA is calculated by adjusting net income for interest expense and interest income, income tax expense, depreciation and intangible amortization.

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 3, 2010	April 3, 2010
ASSETS
Current assets:
Cash and cash equivalents	$120,462	$104,778
Restricted cash and trading security investments	451	17,698
Short-term investments	160,910	134,882
Accounts receivable, net	129,826	108,219
Inventories	128,037	122,509
Other current assets	70,865	60,738
Total current assets	610,551	548,824

Property and equipment, net	237,207	247,085
Intangible assets, net	97,555	102,169
Goodwill	95,628	95,628
Long-term investments	2,175	2,175
Other non-current assets	19,004	18,127
Total assets	$1,062,120	$1,014,008

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	143,643	124,253
Current portion of long-term debt	7,723	15,053
Other short-term liabilities, net	15,308	13,427
Total current liabilities	166,674	152,733

Long-term debt, net	290,431	289,837
Other long-term liabilities	41,444	41,354
Total liabilities	498,549	483,924

Shareholders’ equity	563,571	530,084

Total liabilities and shareholders’ equity	$1,062,120	$1,014,008